UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)
801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
New Second Lien Term Loan Agreement

On June 21, 2013, Quicksilver Resources Inc. (the “Company”) entered into a $625 million second lien term loan agreement (the “Second Lien Credit Agreement”) among the Company, as borrower, the lenders and agents party thereto from time to time and Credit Suisse AG, as administrative agent (“Credit Suisse”). The Second Lien Credit Agreement is scheduled to mature on June 21, 2019, subject to prepayment under certain circumstances.

Under the terms of the Second Lien Credit Agreement, the Company will be required to repurchase or redeem its outstanding 8 1/4% Senior Notes due 2015 (the “2015 Senior Notes”) or its outstanding 11 3/4% Senior Notes due 2016 (the “2016 Senior Notes”) that remain outstanding after consummation of the tender offer and consent solicitation with respect to the Company’s 2015 Senior Notes and 2016 Senior Notes at such time and in such amounts as will result in no more than an aggregate principal amount of $100 million of the 2015 Senior Notes and the 2016 Senior Notes, taken together, to remain outstanding 60 days after completion of the tender offer. In addition, in the event that on the 90th day after completion of the tender offer, any portion of the borrowing under the Second Lien Credit Agreement is not used to fund the Company’s refinancing transactions, the terms of the Second Lien Credit Agreement require the Company to repay loans under the Second Lien Credit Agreement in an aggregate amount equal to such portion.

Amounts outstanding under the Second Lien Credit Agreement bear interest, at the Company’s election, at (i) adjusted LIBOR (subject to a “floor” of 1.25%) plus an applicable margin of 5.75% or (ii) Alternate Base Rate (subject to a “floor” of 2.25%) plus an applicable margin of 4.75%.

Subject to certain exceptions set forth in the Second Lien Credit Agreement, the representations and warranties and affirmative covenants under the Second Lien Credit Agreement will be substantially consistent with the U.S. First Lien Credit Agreements (described below) and the negative covenants and events of default substantially consistent with the indenture governing the Company’s 9 1/8% Senior Notes due 2019 (the “2019 Unsecured Notes”). There will be no financial maintenance covenant under the Second Lien Credit Agreement.

Borrowings under the Second Lien Credit Agreement are guaranteed by certain of the Company’s domestic subsidiaries and are secured on a second-lien basis by 100% of the equity interests of each of Cowtown Pipeline Management, Inc., Cowtown Pipeline Funding, Inc., Cowtown Gas Processing L.P., Cowtown Pipeline L.P., Barnett Shale Operating LLC, Silver Stream Pipeline Company LLC, QPP Parent LLC and QPP Holdings LLC, 65% of the equity interests of Quicksilver Resources Canada Inc. (“Quicksilver Canada”) and Quicksilver Production Partners Operating Ltd. and the majority of Quicksilver's domestic proved oil and gas properties and related assets, (such security interest is junior in priority to the liens securing the obligation under the Company’s Combined First Lien Credit Agreements (described below) and pari passu with the 2019 Secured Notes).

Certain of the parties to the Second Lien Credit Agreement and their respective affiliates have, from time to time, performed, and may in the future perform, various financial, advisory, commercial banking and investment banking services for the Company and the Company’s affiliates in the ordinary course of business for fees and expenses.

Indenture and 11.000% Senior Notes due 2021

On June 21, 2013, the Company entered into an indenture (the “2021 Indenture”) among the Company, certain subsidiaries of the Company as guarantors (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the Company’s $325 million aggregate principal amount of 11.000% senior notes due 2021 (the “2021 Notes”).

The 2021 Notes are guaranteed on a senior unsecured and joint and several basis by the Subsidiary Guarantors. The 2021 Notes will be senior unsecured obligations of the Company. They will rank equal in right of payment with the Company’s and the Subsidiary Guarantors’ existing and future senior indebtedness; effectively junior to the Company’s and the Subsidiary Guarantors’ secured indebtedness to the extent of the value of the collateral securing such indebtedness; senior in right of payment to any of its or the Subsidiary Guarantors’ existing and future subordinated indebtedness; and structurally subordinated to the liabilities of the Company’s non-guarantor subsidiaries.

The Company will pay interest on the 2021 Notes at 11.000% per annum, payable semiannually on each January 1 and July 1, commencing January 1, 2014, to holders of record on the December 15 or June 15 immediately preceding the interest payment date. The 2021 Notes mature on July 1, 2021.

At any time prior to July 1, 2019, the Company may redeem the 2021 Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount, plus an applicable “make-whole” premium and accrued and unpaid interest. At any time and from time to time on or after July 1, 2019, the Company may redeem the 2021 Notes, in whole or in part, at the redemption prices specified in the 2021 Indenture. At any time prior to July 1, 2016, the Company may redeem up to 35% of the 2021 Notes from the proceeds of certain equity offerings. There is no sinking fund for the 2021 Notes.

The 2021 Indenture contains covenants that limit, among other things, the Company’s ability and the ability of certain of its subsidiaries to (i) incur or guarantee additional indebtedness; (ii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iii) make certain investments; (iv) create liens or use assets as security in other transactions; (v) merge or consolidate, or sell, transfer, lease or dispose of substantially all of its assets; (vi) enter into transactions with affiliates; and (vii) sell or transfer certain assets. These covenants are subject to a number of important exceptions and qualifications, as described in the 2021 Indenture, and certain covenants will not apply at any time when the 2021 Notes are rated investment grade by the Rating Agencies, as defined in the 2021 Indenture. The 2021 Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding 2021 Notes to be due and payable immediately.

Indenture and Second Lien Senior Secured Floating Rate Notes due 2019

On June 21, 2013, the Company entered into an indenture (the “2019 Indenture”) among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A. as trustee and second lien collateral agent, governing the Company’s $200 million aggregate principal amount of second lien senior secured floating rate notes due 2019 (the “2019 Secured Notes”).

The 2019 Secured Notes are guaranteed on a senior second-lien secured and joint and several basis by the Subsidiary Guarantors. The 2019 Secured Notes will be senior second-lien secured obligations of the Company. The 2019 Secured Notes and the related guarantees will be secured on a second-lien basis by the collateral that also secures the loans under the Second Lien Credit Agreement (as defined below). They will rank equally in right of payment with any of the Company’s and the Subsidiary Guarantors’ existing and future senior indebtedness; effectively senior to the Company’s and the Subsidiary Guarantors’ existing and future unsecured and junior lien obligations to the extent of the value of the collateral securing the notes and the guarantees; effectively junior and subordinated to any of the Company’s or the Subsidiary Guarantors’ obligations that are either (i) secured by a lien on the collateral that is senior or prior to the liens securing the notes and the guarantees to the extent of the value of the collateral or (ii) secured by assets that are not part of the collateral to the extent of the value of the assets securing such obligations; senior in right of payment to any of the Company’s and the Subsidiary Guarantors’ existing and future subordinated obligations; and structurally subordinated to the liabilities of the Company’s non-guarantor subsidiaries.

The Company will pay interest on the 2019 Secured Notes at a variable rate per annum, reset quarterly, equal to three-month LIBOR (which is subject to a “floor” of 1.25%) plus an applicable margin of 5.75%. Interest is payable quarterly in arrears on the last day of September, December, March and June of each year, commencing September 30, 2013, to holders of record on the September 15, December 15, March 15 and June 15 immediately preceding the interest payment date. The 2019 Secured Notes will mature on the earlier of June 21, 2019 or any date on which the 2019 Secured Notes will be required to be redeemed in full pursuant to the terms of the 2019 Indenture.

The 2019 Secured Notes will be redeemable at the Company’s option, in whole or in part, at any time at par plus accrued and unpaid interest, if any, to the applicable redemption date, subject to payment of a premium in certain repricing events set forth in the 2019 Indenture. The Company will be required to make certain mandatory redemptions set forth in the 2019 Indenture at a redemption price of par plus accrued and unpaid interest, if any, to the applicable redemption date. Such mandatory redemption requirements will be on substantially the same terms as the Second Lien Credit Agreement.

The guarantees, collateral, affirmative covenants, the negative covenants and the events of default under the 2019 Indenture are substantially consistent with the Second Lien Credit Agreement.

Registration Rights Agreement

On June 21, 2013, in connection with the issuance of the 2021 Notes, the Company and the Subsidiary Guarantors entered into a registration rights agreement with Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., relating to, among other things, the exchange offer for the 2021 Notes and the related guarantees (the “Registration Rights Agreement”).

Subject to the terms of the Registration Rights Agreement, the Company has agreed to use its reasonable best efforts to: (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the 2021 Notes for new notes with terms substantially identical in all material respects to the 2021 Notes, as applicable (except that the exchange notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate), (ii) cause the registration statement to be declared effective under the Securities Act of 1933, as amended, and (iii) complete the exchange offer with respect to the 2021 Notes within 365 days after the issue date of the 2021 Notes.

If the Company fails to meet these targets (each, a “registration default”), the annual interest rate on the 2021 Notes will increase by 0.25%. The annual interest rate on the 2021 Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 0.50% per year over the otherwise applicable annual interest rate of 11.000%. If the Company cures the registration default, the interest rate on the 2021 Notes will revert to the original level.

Certain of the parties to the Registration Rights Agreement and their respective affiliates have, from time to time, performed, and may in the future perform, various financial, advisory, commercial banking and investment banking services for the Company and the Company’s affiliates in the ordinary course of business for fees and expenses.

Supplemental Indenture Relating to 9 1/8% Senior Notes due 2019

On June 21, 2013, the Company entered into the Twenty-fourth Supplemental Indenture, dated as of June 21, 2013 (the “Twenty-fourth Supplemental Indenture”), among the Company, the subsidiary guarantors thereto and The Bank of New York Mellon Trust Company N.A., as trustee, to the indenture governing the 2019 Unsecured Notes. The Twenty-fourth Supplemental Indenture permits the Company to refinance its 7 1/8% Senior Subordinated Notes due 2016 (the “2016 Subordinated Notes”) by incurring indebtedness that ranks equally in right of payment with its 2019 Unsecured Notes but with a longer maturity than its 2019 Unsecured Notes.
Amendment to the Company’s U.S. and Canadian Senior Secured Revolving Credit Facilities

Concurrent with the offering of the 2019 Secured Notes and the 2021 Notes and the entry into the Second Lien Credit Agreement, each as described above, the Company, Quicksilver Canada, the Subsidiary Guarantors, the U.S. lenders party thereto, the Canadian lenders party thereto, JPMorgan Chase Bank, N.A., as global administrative agent and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent entered into an Omnibus Amendment (the “Amendment”) to the (i) amended and restated U.S. senior secured revolving credit facility dated as of December 22, 2011 (the “U.S. First Lien Credit Agreement”) and (ii) amended and restated Canadian senior secured revolving credit facility dated as of December 22, 2011 (the “Canadian First Lien Credit Agreement” and, together with the U.S. First Lien Credit Agreement, the “Combined First Lien Credit Agreements”). The Amendment amended the terms of the Combined Credit Agreements to, among other things:

•
Revise the cash interest expense definition to provide for pro forma adjustment for the repayment of loans under the Combined First Lien Credit Agreements in connection with the Barnett Shale joint venture transaction that closed in April 2013;

•	Revise the consolidated net income definition as follows:

◦
Provide that in connection with any swap restructurings which occurred during the fiscal year ended December 31, 2012, the gains and losses from such swap restructurings are to be included in consolidated net income in the quarter that cash is actually received or paid;

◦	Provide for the exclusion from consolidated net income of up to $5,000,000 for strategic transaction expenses paid in fiscal year 2013; and

◦	Increase the exclusion basket for severance, retirement, separation or other related expenses to $10,500,000;

•
Revise the material acquisition definition to include the exercise by the Company of the right to pay the “Full Completion” difference pursuant to and as defined in that certain agreement dated March 19, 2012 between the

Company and Eni Petroleum US LLC causing the Company’s interest in the wells subject to that agreement to revert to the Company;

•
Permit the mandatory prepayment of second lien debt in connection with a change of control or the Company’s failure to use the proceeds of such second lien debt, within 90 days of issuance, to refinance existing debt;

•	Permit the repayment of second lien debt with the proceeds of such issuance or asset sale proceeds; and

•
Amend the existing collateral documents in connection with the Combined First Lien Credit Agreements to conform with the corresponding second lien collateral documents to be entered into in connection with the Second Lien Credit Agreement and the 2019 Secured Notes.

Certain of the parties to the Amendment and their respective affiliates have, from time to time, performed, and may in the future perform, various financial, advisory, commercial banking and investment banking services for the Company and the Company’s affiliates in the ordinary course of business for fees and expenses.

The description above does not purport to be complete and is qualified in its entirety by the 2021 Indenture, the 2019 Indenture, the Registration Rights Agreement, the Twenty-fourth Supplemental Indenture, the Second Lien Credit Agreement and the Amendment, copies of which are filed as exhibits hereto and are incorporated by reference herein.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03.    Material Modification to Rights of Security Holders.
As previously announced, on June 12, 2013, the Company, certain subsidiary guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, entered into the Twenty-first and Twenty-second Supplemental Indentures, each dated as of June 12, 2013 (the “Supplemental Indentures”), to the indentures governing the Company’s 2015 Senior Notes and its 2016 Senior Notes, respectively. The Supplemental Indentures eliminate or modify certain restrictive covenants and other provisions contained in the indentures governing the 2015 Senior Notes and 2016 Senior Notes. The Supplemental Indentures are effective, and the amendments contained therein became operative upon the Company’s acceptance and purchase on June 21, 2013 of the 2015 Senior Notes and 2016 Senior Notes that were validly tendered and not withdrawn prior to the Expiration Time (as defined below) in connection with the Company’s previously announced cash tender offers and consent solicitations.
In addition, as previously announced, on June 12, 2013, the Company, certain subsidiary guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, entered into the Twenty-third Supplemental Indenture dated as of June 12, 2013 (the “Twenty-third Supplemental Indenture”), to the indenture governing the Company’s 2019 Unsecured Notes. The Twenty-third Supplemental Indenture permits the Company to refinance the 2016 Subordinated Notes by incurring indebtedness that ranks equally in right of payment to, but with longer maturities than, the 2019 Unsecured Notes, permits any such refinancing of the 2016 Subordinated Notes one year prior to their maturity to be excluded from the covenant regarding limitation on restricted payments in the indenture governing the 2019 Unsecured Notes and gives the Company greater flexibility to incur secured and unsecured indebtedness pursuant to offerings of debt securities in connection with such refinancing or otherwise.
The Twenty-third Supplemental Indenture is effective, and the amendments contained therein became operative upon the Company’s acceptance of the requisite consents validly delivered and not validly revoked and payment of the related fees on June 21, 2013 in connection with the Company’s previously announced consent solicitation.
The information set forth under Item 1.01 above under “Supplemental Indenture Relating to 9 1/8% Senior Notes due 2019” is incorporated by reference into this Item 3.03.

Item 8.01.    Other Events.
Final Results of Tender Offers and Consent Solicitations

On June 21, 2013, the Company issued a press release announcing the expiration and final results of its previously announced cash tender offers and consent solicitations commenced on May 23, 2013. The tender offers and consent solicitations expired at 11:59 P.M., Eastern Time, on June 20, 2013 (the “Expiration Time”). On June 21, 2013, the Company accepted for purchase all the 2015 Senior Notes and 2016 Senior Notes validly tendered and not withdrawn as of the Expiration Time, and payment was made on June 21, 2013.

A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
4.1	2021 Indenture dated as of June 21, 2013, among Quicksilver Resources Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2
2019 Indenture dated as of June 21, 2013, among Quicksilver Resources Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee and second lien collateral agent

4.3
Registration Rights Agreement dated as of June 21, 2013, among Quicksilver Resources Inc., the guarantors named therein and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the initial purchasers

4.4	Twenty-fourth Supplemental Indenture dated as of June 21, 2013, among Quicksilver Resources Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee

10.1	Second Lien Credit Agreement dated as of June 21, 2013, among Quicksilver Resources Inc., the lenders party thereto and Credit Suisse AG, as administrative agent
10.2
Omnibus Amendment No. 5 dated as of June 21, 2013, among Quicksilver Resources Inc., Quicksilver Resources Canada Inc., the subsidiary guarantors named therein, the U.S. lenders named therein, the Canadian lenders named therein, JPMorgan Chase Bank, N.A., as global administrative agent and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent

99.1	Press release dated June 21, 2013, related to the tenders offers and consent solicitations

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.
By:	/s/ John C. Cirone
John C. Cirone
Executive Vice President - General Counsel and Secretary
Dated: June 21, 2013

EXHIBIT INDEX

Exhibit No.	Description
4.1	2021 Indenture dated as of June 21, 2013, among Quicksilver Resources Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2
2019 Indenture dated as of June 21, 2013, among Quicksilver Resources Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee and second lien collateral agent

4.3
Registration Rights Agreement dated as of June 21, 2013, among Quicksilver Resources Inc., the guarantors named therein and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the initial purchasers

4.4	Twenty-fourth Supplemental Indenture dated as of June 21, 2013, among Quicksilver Resources Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee

10.1	Second Lien Credit Agreement dated as of June 21, 2013, among Quicksilver Resources Inc., the lenders party thereto and Credit Suisse AG, as administrative agent
10.2
Omnibus Amendment No. 5 dated as of June 21, 2013, among Quicksilver Resources Inc., Quicksilver Resources Canada Inc., the subsidiary guarantors named therein, the U.S. lenders named therein, the Canadian lenders named therein, JPMorgan Chase Bank, N.A., as global administrative agent and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent

99.1	Press release dated June 21, 2013, related to the tenders offers and consent solicitations